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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF CLIFFORD CHANCE US LLP]


February 18, 2003

Inveresk Research Group, Inc.
11000 Weston Parkway
Suite 100
Cary, North Carolina 27513

Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Inveresk Research Group, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offer and sale of up to 11,902,500 shares of the Company's common stock, par value $.01 per share, consisting of up to 3,000,000 shares to be sold by the Company (the "Company Shares") and up to 8,902,500 shares to be sold by certain of the stockholders of the Company (the "Selling Stockholder Shares").

In rendering the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate. As to factual matters relevant to the opinion set forth below, we have, with your permission, relied upon certificates of officers of the Company and public officials.

Based upon the foregoing, and on such examination of law as we have deemed necessary, we are of the opinion that (i) when the Company Shares have been duly issued, delivered and sold by the Company in the manner contemplated by the Registration Statement, the Company Shares will be validly issued, fully paid and non-assessable and (ii) the Selling Stockholder Shares have been validly issued and are fully paid and non-assessable.

The foregoing opinion relates only to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption "Legal Matters." In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,


/s/ Clifford Chance US LLP